Exhibit 99.1 Trulieve Reports Fourth Quarter and Full Year 2023 Results Highlighting Year End Momentum and Cash Generation • Fourth quarter performance delivered highest revenue and gross margin for the year • Record cash flow from operations of $202 million and free cash flow of $161 million* in 2023 • Expect 2024 cash flow from operations of at least $225 million Tallahassee, FL – February 29, 2024 – Trulieve Cannabis Corp. (CSE: TRUL) (OTCQX: TCNNF) (“Trulieve” or “the Company”), a leading and top-performing cannabis company in the U.S., today announced its results for the fourth quarter and full year ended December 31, 2023. Results are reported in U.S. dollars and in accordance with U.S. Generally Accepted Accounting Principles unless otherwise indicated. Numbers may not sum perfectly due to rounding. Q4 2023 Financial and Operational Highlights* • Revenue of $287 million increased 4% sequentially, with 95% of revenue from retail sales. • Achieved GAAP gross margin of 54%, with gross profit of $154 million. • Reported net loss of $33 million. Adjusted net loss of $23 million* excludes non- recurring charges, asset impairments, disposals and discontinued operations. • Generated cash flow from operations of $131 million and free cash flow of $122 million*. • Achieved EBITDA of $73 million*, or 25% of revenue and adjusted EBITDA of $88 million*, or 31% of revenue. • Outperformed the third quarter as a result of consumer strength and holiday sales, driven by higher traffic, basket size, and units sold. • Redeemed $130 million of senior secured notes due June 18, 2024 on December 1, 2023. • Closed $25 million five-year mortgage financing at 8.31% interest. • Filed amended federal tax returns for 2019, 2020, and 2021 claiming $143 million of refunds, also filed corresponding amended state returns claiming $31 million of refunds. Received $62 million in refunds in the fourth quarter and a total of $113 million in refunds to date alongside one rejection notice in the amount of $1.2 million. • Relocated one and opened four new dispensaries in Florida. • Ended the quarter with 32% of retail locations outside of the state of Florida. *See “Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics. **Fourth quarter results were the highest of the year on an absolute and percentage basis. 2023 Full Year Financial and Operational Highlights* • Revenue of $1.13 billion, with 96% of revenue from retail sales. • Achieved GAAP gross margin of 52%, with gross profit of $589 million. • SG&A expenses lowered by $61 million from prior year to $386 million. • Reported net loss of $527 million. Adjusted net loss of $70 million* excludes non- recurring charges, asset and goodwill impairments, disposals and discontinued operations. • Generated cash flow from operations of $202 million and free cash flow of $161 million*. • Achieved adjusted EBITDA of $322 million*, or 29% of revenue.

- Purchased $57 million face value senior secured 2026 notes for USD $47.6 million in September, which represents a 16.5% discount to par, plus accrued interest.
- Cash as of December 31, 2023 of approximately $208 million.
- Launched adult-use sales in Connecticut and Maryland and opened new markets with medical dispensaries in Georgia and Ohio.
- Exited California retail assets and operations in Massachusetts as part of cash preservation and generation plan to bolster business resilience.
- Opened 17 dispensaries in 2023, increasing retail footprint to 192 retail locations nationwide at year end.

*See "Non-GAAP Financial Measures" below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Recent Developments

- The Smart and Safe Florida campaign for adult use presented oral arguments to the Florida Supreme Court in November. The deadline for a ruling is April 1, 2024.
- Added two executives to the leadership team in January, Wes Getman, Chief Financial Officer, and Marie Zhang, Chief Operating Officer.
- Opened one retail location in Pinellas Park, Florida.
- Currently operate 193 retail dispensaries and over 4 million square feet of cultivation and processing capacity in the United States.

Management Commentary

"Last year we successfully executed on our plan to bolster our business resilience with a focus on cash generation and preservation while making investments to support future growth," said Kim Rivers, Trulieve CEO. "Fourth quarter momentum was underpinned by improved consumer trends. We entered 2024 in a position of significant strength just as the outlook for industry growth and reform brightened. With strong cash generation and a clearly defined strategy, Trulieve is best positioned for the coming wave of meaningful growth catalysts."

Financial Highlights*

Results of Operations	For the Three Months Ended								For the Full Year Ended				
(Figures in millions except per share data and % change based on these figures)	December 31, 2023		December 31, 2022		change	September 30, 2023		change	December 31, 2023		December 31, 2022		change
Revenue	$	287	$	298	(4%)	$	275	4%	$	1,129	$	1,218	(7%)
Gross Profit	$	154	$	157	(2%)	$	143	8%	$	589	$	689	(15%)
Gross Margin %		54%		53%			52%			52%		57%	
Operating Expenses	$	125	$	152	(18%)	$	120	4%	$	810	$	639	27%
Operating Expenses %		43%		51%			43%			72%		52%	
Net Loss**	$	(33)	$	(77)	(57%)	$	(25)	32%	$	(527)	$	(246)	114%
Net Loss Continuing Ops	$	(37)	$	(64)	(43%)	$	(23)	60%	$	(436)	$	(183)	139%
Adjusted Net Income (Loss)	$	(23)	$	(34)	(33%)	$	(15)	55%	$	(70)	$	(19)	272%
Diluted Shares Outstanding		189		189			189			189		188	
EPS Continuing Ops	$	(0.19)	$	(0.33)	(44%)	$	(0.12)	57%	$	(2.28)	$	(0.95)	140%
Adjusted EPS	$	(0.12)	$	(0.18)	(33%)	$	(0.08)	50%	$	(0.37)	$	(0.10)	270%
Adjusted EBITDA	$	88	$	83	6%	$	78	13%	$	322	$	398	(19%)
Adjusted EBITDA Margin %		31%		28%			28%			29%		33%	

*See "Non-GAAP Financial Measures" below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.
**Net loss includes discontinued operations and non-controlling interest.

Conference Call The Company will host a conference call and live audio webcast on February 29, 2024, at 8:30 A.M. Eastern time, to discuss its fourth quarter and full year 2023 financial results. Interested parties can join the conference call by dialing in as directed below. Please dial in 15 minutes prior to the call. North American toll free: 1-844-824-3830 Passcode: 1674609 International: 1-412-542-4136 Passcode: 1674609 A live audio webcast of the conference call will be available at: https://app.webinar.net/rGl0B9nPzjZ A powerpoint presentation and archived replay of the webcast will be available at: https://investors.trulieve.com/events The Company’s Form 10-K for the year ended December 31, 2023, will be available on the SEC’s website or at https://investors.trulieve.com/quarterly-results. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes will be available under the Company’s profile on SEDAR and on its website at https://investors.trulieve.com/quarterly- results. This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Trulieve Cannabis Corp. Consolidated Balance Sheets (Unaudited) (in millions, except share data) December 31, 2023 December 31, 2022 ASSETS Current Assets: Cash and cash equivalents $ 201.4 $ 207.2 Restricted cash 6.6 6.6 Accounts receivable, net 6.7 6.5 Inventories 213.1 276.5 Prepaid expenses 17.6 11.0 Other current assets 23.7 51.2 Notes receivable - current portion 6.2 0.7 Assets associated with discontinued operations 2.0 33.7 Total current assets 477.3 593.5 Property and equipment, net 676.4 743.3 Right of use assets - operating, net 95.9 98.9 Right of use assets - finance, net 58.5 70.5 Intangible assets, net 917.2 984.8 Goodwill 483.9 791.5 Notes receivable, net 7.4 12.0 Other assets 10.4 12.8 Long-term assets associated with discontinued operations 2.0 93.1 TOTAL ASSETS $ 2,729.1 $ 3,400.4 LIABILITIES Current Liabilities: Accounts payable and accrued liabilities $ 83.2 $ 82.0 Income tax payable — 49.6 Deferred revenue 1.3 9.5 Notes payable - current portion 3.8 12.5 Operating lease liabilities - current portion 10.1 10.3 Finance lease liabilities - current portion 7.6 8.3 Construction finance liabilities - current portion 1.5 1.2 Contingencies 4.4 34.7 Liabilities associated with discontinued operations 3.0 2.3 Total current liabilities 114.8 210.3 Long-Term Liabilities: Notes payable, net 115.9 94.2 Private placement notes, net 363.2 541.7 Operating lease liabilities 92.2 99.9 Finance lease liabilities 61.7 69.9 Construction finance liabilities 136.7 137.1 Deferred tax liabilities 207.0 224.9 Uncertain tax position liabilities 180.4 19.5 Other long-term liabilities 7.1 6.8 Long-term liabilities associated with discontinued operations 41.6 68.4 TOTAL LIABILITIES $ 1,320.4 $ 1,472.7

SHAREHOLDERS’ EQUITY Common stock, no par value; unlimited shares authorized. 186,235,818 and 185,987,512 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively. $ — $ — Additional paid-in-capital 2,055.1 2,045.0 Accumulated deficit (640.6) (113.8) Non-controlling interest (5.9) (3.5) TOTAL SHAREHOLDERS’ EQUITY 1,408.6 1,927.7 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 2,729.1 $ 3,400.4

Trulieve Cannabis Corp. Consolidated Statements of Operations (Unaudited) (in millions, except for share data) Three Months Ended Full Year Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 Revenue $ 287.0 $ 298.5 $ 1,129.2 $ 1,218.2 Cost of goods sold 133.1 141.4 540.6 529.1 Gross profit 153.9 157.1 588.6 689.1 Expenses: Sales and marketing 59.0 57.9 240.2 277.6 General and administrative 37.3 64.9 146.0 169.5 Depreciation and amortization 27.2 29.8 109.8 116.4 Impairment and disposal of long-lived assets, net 1.2 (0.6) 6.7 75.5 Impairment of goodwill — — 307.6 — Total expenses 124.7 151.9 810.2 639.0 Income (loss) from operations 29.2 5.2 (221.6) 50.2 Other income (expense): Interest expense, net (20.6) (21.2) (81.6) (73.4) Interest income 1.8 0.5 6.2 1.6 Gain on debt extinguishment, net (2.2) — 5.9 — Other income (expense), net 0.7 (2.1) 6.5 2.4 Total other (expense) income, net (20.4) (22.8) (62.9) (69.4) Income (loss) before provision for income taxes 8.8 (17.6) (284.5) (19.2) Provision for income taxes 45.4 46.6 151.4 163.4 Net loss from continuing operations (36.6) (64.2) (435.9) (182.6) Net gain (loss) from discontinued operations, net of tax benefit (provision) of $21.5, $(2.4), $20.9, and $12.2, respectively 1.8 (16.9) (97.2) (70.1) Net loss (34.8) (81.2) (533.1) (252.7) Less: net loss attributable to non-controlling interest from continuing operations (1.4) (1.4) (5.1) (4.0) Less: net loss attributable to non-controlling interest from discontinued operations — (2.7) (1.2) (2.7) Net loss attributable to common shareholders $ (33.4) $ (77.0) $ (526.8) $ (246.1) Net loss per share - Continuing operations: Basic and diluted $ (0.19) $ (0.33) $ (2.28) $ (0.95) Net loss per share - Discontinued operations: Basic and diluted $ 0.01 $ (0.08) $ (0.51) $ (0.36) Weighted average number of common shares used in computing net loss per share: Basic and diluted 189.0 188.8 189.0 188.0

Trulieve Cannabis Corp.
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended		Full Year Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities				
Net loss	$ (34.8)	$ (81.2)	$ (533.1)	$ (252.7)
Adjustments to reconcile net loss to net cash provided by operating activities:				
Depreciation and amortization	27.2	30.7	110.8	121.8
Depreciation included in cost of goods sold	14.4	13.4	59.8	52.5
Non-cash interest expense, net	1.2	1.3	5.4	4.9
Gain on extinguishment of debt, net	2.2	—	(5.9)	—
Impairment and disposal of long-lived assets, net	1.2	(0.6)	6.7	75.5
Impairment of goodwill	—	—	307.6	—
Amortization of operating lease right of use assets	2.5	2.8	10.3	11.3
Accretion of construction finance liabilities	0.2	0.4	1.3	1.5
Share-based compensation	3.2	3.6	10.6	18.1
Change in fair value of derivative liabilities - warrants	—	—	(0.3)	(2.6)
Non-cash change in contingencies	0.8	6.4	(0.5)	23.0
Allowance for credit losses	1.9	1.3	2.8	3.6
Deferred income tax expense	1.5	7.7	(17.2)	(27.2)
Loss from disposal of discontinued operations	(0.4)	0.1	69.5	49.1
Changes in assets and liabilities:				
Decrease/(increase) in inventories	16.8	3.7	83.3	(83.4)
Decrease/(increase) in accounts receivable	0.1	0.9	(1.7)	(4.2)
Decrease/(increase) in prepaid expenses and other current assets	(2.5)	(0.5)	6.8	5.3
Decrease/(increase) in other assets	0.9	6.8	3.0	2.4
(Decrease)/increase in accounts payable and accrued liabilities	(2.9)	(2.7)	1.6	(0.8)
(Decrease)/increase in income tax payable	1.0	44.4	(48.8)	19.8
(Decrease)/increase in other current liabilities	(0.2)	2.7	(13.3)	(1.4)
(Decrease)/increase in operating lease liabilities	(2.2)	(2.8)	(9.2)	(10.0)
(Decrease)/increase in deferred revenue	(2.2)	3.2	(8.2)	2.4
(Decrease)/increase in uncertain tax position liabilities	99.1	12.5	160.9	12.8
(Decrease)/increase in other long-term liabilities	2.4	1.0	(0.2)	1.5
Net cash provided by operating activities	131.5	55.0	201.8	23.1
Cash flows from investing activities				
Purchases of property and equipment	(9.4)	(34.3)	(40.4)	(164.7)
Purchases of property and equipment related to construction finance liabilities	—	—	—	(13.2)
Capitalized interest	—	(0.7)	0.1	(4.7)
Acquisitions, net of cash	—	(1.6)	—	(27.8)
Divestments	—	2.0	1.0	2.0
Payments made for issuance of note receivable	(0.8)	—	(0.8)	—
Capitalized internal use software	(2.9)	(1.9)	(10.6)	(9.2)
Cash paid for licenses	(0.7)	—	(4.6)	(1.9)
Proceeds from sales of long-lived assets	0.1	0.2	5.0	0.7

Proceeds received from notes receivable 0.3 0.2 0.9 1.5 Proceeds from sale of held for sale assets 6.0 0.1 11.9 2.3 Net cash used in investing activities (7.2) (36.1) (37.5) (215.1) Cash flows from financing activities Proceeds from notes payable, net of discounts 24.7 89.5 24.7 90.5 Proceeds from private placement notes, net of discounts — — — 75.6 Proceeds from equity exercises — — — 19.4 Proceeds from construction finance liabilities — — — 7.0 Payments on notes payable (6.3) (0.2) (11.8) (2.9) Payments on private placement notes (130.0) — (177.6) (1.9) Payments on finance lease obligations (1.9) (2.1) (7.6) (7.4) Payments on construction finance liabilities (0.8) (0.3) (2.1) (1.2) Payments for debt issuance costs (0.3) (0.6) (0.8) (0.8) Payments for taxes related to net share settlement of equity awards (0.5) (0.3) (0.5) (0.6) Distributions — — (0.1) (0.1) Net cash (used in) provided by financing activities (115.0) 85.9 (175.6) 177.8 Net increase (decrease) in cash, cash equivalents, and restricted 9.3 104.8 (11.2) (14.2) Cash, cash equivalents, and restricted cash, beginning of period 198.9 100.7 213.8 229.6 Cash and cash equivalents of discontinued operations, beginning of period 0.1 14.0 5.7 4.0 Less: cash and cash equivalents of discontinued operations, end of period (0.3) (5.7) (0.3) (5.7) Cash, cash equivalents, and restricted cash, end of period $ 208.0 $ 213.8 $ 208.0 $ 213.8 Three Months Ended Full Year Ended December 31, 2023 December 31, 2022 December 31, 2023 December 31, 2022 The consolidated statements of cash flows include continuing operations and discontinued operations for the periods presented.

Non-GAAP Financial Measures (Unaudited)

In addition to our results determined in accordance with GAAP, we supplement our results with non-GAAP financial measures, including adjusted EBITDA, adjusted net loss (income), adjusted net income (loss) per diluted share and free cash flow. Our management uses these non-GAAP financial measures in conjunction with GAAP financial measures to evaluate our operating results and financial performance. We believe these measures are useful to investors as they are widely used measures of performance and can facilitate comparison to other companies. These non-GAAP financial measures are not, and should not be considered as, measures of liquidity. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with GAAP financial performance measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Adjusted EBITDA (Unaudited)

The following table presents a reconciliation of GAAP net loss to non-GAAP Adjusted EBITDA, for each of the periods presented:

	Three Months Ended						For the Full Year Ended			
(Amounts expressed in millions of United States dollars)	December 31, 2023		December 31, 2022		September 30, 2023		December 31, 2023		December 31, 2022	
Net Loss GAAP	$	(33.4)	$	(77.0)	$	(25.4)	$	(526.8)	$	(246.1)
Add (Deduct) Impact of:										
Interest Expense, Net	$	20.6	$	21.2	$	20.8	$	81.6	$	73.4
Interest Income [(1)]	$	(1.8)	$	(0.5)	$	(1.9)	$	(6.2)	$	(1.6)
Provision For Income Taxes	$	45.4	$	46.6	$	36.6	$	151.4	$	163.4
Depreciation and Amortization	$	27.2	$	29.8	$	27.0	$	109.8	$	116.4
Depreciation in COGS	$	14.5	$	12.1	$	14.6	$	57.2	$	46.9
EBITDA	$	72.5	$	32.2	$	71.7	$	(133.0)	$	152.4
Impairment of Goodwill	$	—	$	—	$	—	$	307.6	$	—
Impairments and Disposals of Long-lived Assets, Net	$	1.2	$	(0.6)	$	(1.2)	$	6.7	$	75.5
Results of Discontinued Operations	$	(1.8)	$	14.3	$	2.9	$	96.0	$	67.4
Acquisition and Transaction Costs	$	—	$	7.5	$	—	$	—	$	24.8
Integration and Transition Costs	$	10.7	$	4.0	$	8.5	$	26.9	$	21.0
Other Non-Recurring Costs	$	—	$	7.9	$	—	$	—	$	19.5
Share-Based Compensation	$	3.2	$	3.6	$	4.5	$	10.6	$	18.1
Legislative Campaign Contributions	$	0.5	$	10.0	$	0.5	$	20.1	$	20.0
Inventory Step Up Fair Value	$	—	$	—	$	—	$	—	$	1.0
Covid Related Expenses	$	—	$	—	$	—	$	—	$	0.8
Loss (Gain) on Debt Extinguishment, Net	$	2.2	$	—	$	(8.2)	$	(5.9)	$	—
Other (Income) Expense, Net	$	(0.7)	$	2.1	$	(1.1)	$	(6.5)	$	(2.4)
Results of Entities Not Legally Controlled	$	—	$	1.9	$	—	$	—	$	—
Adjusted EBITDA Non-GAAP	$	87.8	$	82.9	$	77.6	$	322.3	$	398.2

(1) Interest income for the three months ended December 31, 2022 and September 30, 2023 and the year ended December 31, 2022, of $(0.5) million, $(1.9) million, and $(1.6) million, respectively, was reclassified from other (income) expense, net to interest income in the presentation above.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) (Unaudited) The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net loss, for each of the periods presented: For the Three Months Ended For the Full Year Ended (Amounts expressed in millions of United States dollars) December 31, 2023 December 31, 2022 September 30, 2023 December 31, 2023 December 31, 2022 Net Loss GAAP $ (33.4) $ (77.0) $ (25.4) $ (526.8) $ (246.1) Add (Deduct) Impact of: Impairment of Goodwill $ — $ — $ — $ 307.6 $ — Fair Value of Derivative Liabilities - Warrants $ — $ (0.0) $ — $ (0.3) $ (2.6) Inventory Step Up Fair Value $ — $ — $ — $ — $ 1.0 Transaction, Acquisition, and Integration Costs $ 10.7 $ 19.4 $ 8.5 $ 26.9 $ 65.3 Legislative Campaign Contributions $ 0.5 $ 10.0 $ 0.5 $ 20.1 $ 20.0 Covid Related Expenses $ — $ — $ — $ — $ 0.8 Impairments and Disposals of Long-lived Assets, Net $ 1.2 $ (0.6) $ (1.2) $ 6.7 $ 75.5 Results of Discontinued Operations $ (1.8) $ 14.3 $ 2.9 $ 96.0 $ 67.4 Adjusted Net (Loss) Income Non-GAAP $ (22.8) $ (34.0) $ (14.7) $ (69.8) $ (18.7) Reconciliation of Non-GAAP Adjusted Earnings (Loss) Per Share (Unaudited) The following table presents a reconciliation of GAAP loss per share to non-GAAP adjusted earnings per share, for each of the periods presented: For the Three Months Ended For the Full Year Ended (Amounts expressed are per share except for shares which are in millions) December 31, 2023 December 31, 2022 September 30, 2023 December 31, 2023 December 31, 2022 Loss Per Share GAAP $ (0.18) $ (0.41) $ (0.13) $ (2.79) $ (1.31) Add (Deduct) Impact of: Impairment of Goodwill $ — $ — $ — $ 1.63 $ — Fair Value of Derivative Liabilities - Warrants $ — $ — $ — $ (0.00) $ (0.01) Inventory Step Up Fair Value $ — $ — $ — $ — $ 0.01 Transaction, Acquisition, and Integration Costs $ 0.06 $ 0.10 $ 0.04 $ 0.14 $ 0.35 Legislative Campaign Contributions $ 0.00 $ 0.05 $ 0.00 $ 0.11 $ 0.11 Covid Related Expenses $ — $ — $ — $ — $ 0.00 Impairments and Disposals of Long-lived Assets, Net $ 0.01 $ (0.00) $ (0.01) $ 0.04 $ 0.40 Results of Discontinued Operations $ (0.01) $ 0.08 $ 0.02 $ 0.51 $ 0.36 Adjusted Earnings Per Share Non-GAAP $ (0.12) $ (0.18) $ (0.08) $ (0.37) $ (0.10) Basic and Diluted Shares 189.0 188.8 188.9 189.0 188.0

Reconciliation of Non-GAAP Free Cash Flow (Unaudited) The following table presents a reconciliation of GAAP cash flow from operating activities to non-GAAP free cash flow, for each of the periods presented: For the Three Months Ended For the Full Year Ended (Amounts expressed in millions of United States dollars) December 31, 2023 December 31, 2022 September 30, 2023 December 31, 2023 December 31, 2022 Cash Flow From Operating Activities $ 131.5 $ 55.0 $ 93.4 $ 201.8 $ 23.1 Payments for Property and Equipment $ (9.4) $ (34.3) $ (6.3) $ (40.4) $ (164.7) Free Cash Flow $ 122.1 $ 20.7 $ 87.2 $ 161.5 $ (141.7) Forward-Looking Statements This news release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the Company’s expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs and include statements regarding the Company’s growth opportunities and the Company’s positioning for the future. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our periodic reports subsequently filed with the United Sates Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise. About Trulieve Trulieve is an industry leading, vertically integrated cannabis company and multi-state operator in the U.S., with leading market positions in Arizona, Florida, and Pennsylvania. Trulieve is poised for accelerated growth and expansion, building scale in retail and distribution in new and existing markets through its hub strategy. By providing innovative, high-quality products across its brand portfolio, Trulieve delivers optimal customer experiences and increases access to cannabis, helping patients and customers to live without limits. Trulieve is listed on the CSE under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF. For more information, please visit Trulieve.com.

Facebook: @Trulieve Instagram: @Trulieve_ X: @Trulieve Investor Contact Christine Hersey, Vice President of Investor Relations +1 (424) 202-0210 Christine.Hersey@Trulieve.com Media Contact Phil Buck, APR, Corporate Communications Manager +1 (406) 370-6226 Philip.Buck@Trulieve.com